SCIENTIFIC ADVISORY AND CONSULTING AGREEMENT
                  This Agreement dated March 20, 1996 effective as of
March 20, 1996, is by and between Dr. Thomas Kennedy, residing at 213 Grand Drive, Richmond, Virginia 23229 (hereinafter referred to as "Consultant"), and Triad Pharmaceuticals, Inc., a Delaware corporation having offices at c/o The Castle Group Ltd., 375 Park Avenue, New York, New York 10152 ("Company").
                              W I T N E S S E T H :
                  WHEREAS, Consultant is an expert in scientific matters of particular importance to the advancement of Company's technology; and
                  WHEREAS, Company desires that it be able to utilize Consultant's expertise in its research and development programs.
                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                          ARTICLE I - TERM OF AGREEMENT
                  This Agreement shall be in effect for a period of three (3) years from the effective date. During this initial three year period, this Agreement may be terminated by Consultant upon five (5) days prior written notice to Company. In the event of a material breach by Consultant of any provision of this Agreement, the Corporation shall be permitted to terminate this Agreement, but only after providing written notice to Consultant describing in sufficient detail Company's understanding of circumstances surrounding such material breach and affording Consultant fifteen (15) days in which to cure such material breach.

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                         ARTICLE II - SCIENTIFIC ADVISOR
                  Consultant agrees to serve under the term of this Agreement as a Scientific Advisor to Company and as Co-Chairman of the Scientific Advisory Board.
                         ARTICLE III - ADVISORY FUNCTION
                  Consultant, as a Scientific Advisor to Company, agrees to meet at least semi-annually at one or more mutually agreeable locations to advise Company of advances in his field of expertise, and to consult with Company, assessing the feasibility of research and development programs under consideration by Company and offering guidance for current and future research and clinical applications of Company's technology. In addition to these semi-annual meetings, Consultant further agrees at a reasonable time and location and with prior notice to meet individually and in groups as called upon from time to time to review and advise Company on its research, development and commercialization of its technology, and to consult at reasonable time and location and upon reasonable prior notice with Company and Company's management, agents, employees and other Scientific Advisors on projects. Consultant, as a Scientific Advisor to Company, is expected to make innovative and valuable contributions to Company. In order to protect the patent rights of Consultant's primary employer, The Charlotte-Mecklenberg Hospital Authority, any actual research done by Consultant in the course of this Agreement shall be done at The Charlotte-Mecklenberg Hospital Authority or at some other location approved in advance by Company and no

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research shall be done by Consultant at the Company's place of business.

                           ARTICLE IV - COMPENSATION
                  In consideration for the services of Consultant as a Scientific Advisor to Company, upon execution of this Agreement Consultant shall receive a monthly consulting fee of two thousand dollars ($2,000) per month.

                              ARTICLE V - EXPENSES
                  Company will promptly reimburse Consultant for all reasonable and necessary expenses incurred by him in connection with his consulting hereunder, as approved by Company.

                     ARTICLE VI - CONFIDENTIALITY AGREEMENT
                  Consultant recognizes and acknowledges that the technology possessed and under development by Company is a valuable property right to be kept confidential and secret, and therefore agrees to keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties with Company under this Agreement) all "Confidential Information" of Company. "Confidential Information" shall not include, however, information in the public domain; information disclosed to Consultant by a third party entitled to disclose it; or, information already known to the Consultant prior to receipt from Company; or information that is required by law to be disclosed in connection with any judicial or administrative proceedings.

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                            ARTICLE VII - PUBLICATION
                  Notwithstanding the foregoing, Company hereby grants to Consultant the right to use, only in connection with the non-profit research activities of Consultant, Confidential Information developed by Consultant in connection with his consulting activities under this Agreement, and to publish such information in technical, learned publications of scientific interest to researchers in Consultant's field, only after submission of such material to Company for its review at least 60 days prior to submission for publications, and with the prior written approval of Company, which approval will not be unreasonably withheld.

                   ARTICLE VIII - REPRESENTATION OF CONSULTANT
                  Consultant hereby represents that his current principal place of employment has received full disclosure as to the Consultant's acting as a Scientific Advisor to Company and of the duties required of the Consultant under this Agreement, and that such employer consents fully to Consultant's execution of this Agreement and position of Scientific Advisor for Company. Consultant further represents that there are no binding agreements to which he is a party or by which he is bound, forbidding or restricting his activities herein, provided however, Company recognizes Consultant's agreement with Scandipharm Corp. attached as an exhibit hereto. Consultant consents to the use of his name and relationship with company in various reports, brochures or other documents produced by or on behalf of Company, including any and all documents filed with the Securities and Exchange Commission.

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                      ARTICLE IX - OWNERSHIP OF INVENTIONS
                  In consideration for the compensation paid to Consultant by Company in Article IV, Consultant hereby agrees:
                  a. to cooperate fully in the prosecution of any new related patent applications which are based upon new inventions or discoveries which are related to nonanionic polymers and/or which may be filed as a continuation-in-part under the patent applications licensed by Company from Consultant's employer, The Charlotte-Mecklenberg Hospital Authority. Any such inventions shall be the property of The Charlotte-Mecklenberg Hospital Authority, but it is intended that they will be subject to the License Agreement between Company and The Charlotte-Mecklenberg Hospital Authority. Consultant's reasonable expenses incurred in connection with Consultant's cooperation shall be reimbursed by Company; and
                  b. during the term of this Agreement, not to consult on nonanionic polyether alcohol polymers for any other commercial, for-profit entity; or, for any other commercial for-profit entity whose primary business is the development of nonanionic polyether alcohol polymers; provided, however, that nothing in this section shall prevent CONSULTANT from consulting on nonanionic polyether alcohol polymers, for any other entity.

                              ARTICLE X - SURVIVAL
                  The provisions of this Agreement relating to confidentiality, assignment of inventions, and cooperation during patent prosecution shall survive

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any termination or expiration hereof.

                       ARTICLE XI - INFORMATION OF OTHERS
                  Consultant shall keep confidential from Company all technical, scientific, and other information concerning the business and research plans of Consultant's other employers. Consultant acknowledges that Consultant is a party to a confidentiality agreement with Sanofi-Winthrop relating to certain manufacturing information regarding tyloxapol that has been shared with Consultant. Consultant agrees not to disclose such information to the Company at any time so as to permit the Company to source alternate manufacturers of tyloxapol, if necessary, such as in the event that the Company is unable to reach satisfactory agreement with Sanofi-Winthrop in the future. Consultant shall not be limited from sharing or discussing any such information with regulatory affairs Consultants that shall be deemed an agent of Consultant or other members of the Company's Scientific Advisory Board.

                           ARTICLE XII - SEVERABILITY
                  Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid in any jurisdiction for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement or the enforceability of such term or provision in any other jurisdiction. To the extent that any such term or provision is held to be unlawful or invalid, the parties agree to reform such term or provision in such a way which will be enforceable in the jurisdiction to which such holding applies, and

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which will reflect, as nearly as permissible, the intention of the parties.

                          ARTICLE XIII - MISCELLANEOUS
                  Any notice or other communication between parties shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to Company, addressed to it at c/o The Castle Group Ltd., 375 Park Avenue, Suite 1501, New York, New York 10022, Attention: Steve H. Kanzer, or if to Consultant, addressed to Consultant at the address set forth below Consultant's name on the signature page hereof, or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date of receipt.
                  This Agreement embodies the entire agreement and understanding between Company and Consultant regarding the subject matter hereof and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter thereof.
                  This Agreement shall in all respects be governed by, and contained and enforced in accordance with the internal substantive laws of the State of New York, and not the law of conflict of laws.
                  This Agreement may be executed in one or more counterparts, each of which, when so executed shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.
                  Neither this Agreement nor any term hereof may be amended, modified, supplemented or waived save in a written instrument executed by each

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of the parties hereto.
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper persons thereunto duly authorized.


                                              TRIAD PHARMACEUTICALS, INC.

                                              (Signature of Steve Kanzer)
                                              -----------------------------
                                              By: Steve Kanzer
                                              Date:  March 20, 1996

                                              CONSULTANT:

                                              (Signature of Thomas Kennedy, M.D.
                                              -----------------------------
                                              By:  Thomas Kennedy, M.D.
                                              Date:  March 20, 1996

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